SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 1, 1997


                                  Aristar, Inc.
             (Exact Name of Registrant as specified in its charter)


    Delaware                        1-3521                       95-4128
(State or other                  (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.
of incorporation)

                  8900 Grand Oak Circle, Tampa Florida         33637

                 Address of Principal Executive Office       Zip Code

         Registrant's telephone number including area code (813) 632-4500



          (Former name or former address, if changed since last report)

Item 4.           Change in Registrant's Certifying Accountants


Aristar, Inc. (the "Registrant") engaged Deloitte & Touche LLP ("Deloitte") on July 1, 1997 as the Registrant's independent accountants to report on the Registrant's balance sheet as of December 31, 1997, and the related combined statements of income, stockholders' equity and cash flows for the year ended December 31, 1997. The decision to appoint Deloitte was approved by the Registrant's Board of Directors.

Price Waterhouse LLP ("Price Waterhouse") had acted as the Registrant's independent accountants since 1983. None of such accountant's reports on the Registrant's financial statements for any of the years reported on contained an adverse opinion or disclaimer of opinion, nor were the opinions modified as to uncertainty, audit scope or accounting principles, nor were there any events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K under the Securities Act. There were no disagreements with Price Waterhouse, resolved or unresolved, on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which, if not resolved to Price Waterhouse's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.


Item 7.        Financial Statements and Exhibits

               (c) Exhibits. Exhibit No. 16 - Letter regarding change in certifying accountants.

               To be filed by amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ARISTAR, INC.
                                             (Registrant)




Date:  July 9, 1997                        By: /s/ James A. Bare
                                               James A. Bare
                                               Executive Vice President and
                                                  Chief Financial Officer